Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investor Relations:

Angela Steinway

(609) 936-2268

angela.steinway@integralife.com

Michael Beaulieu

(609) 750-2827

michael.beaulieu@integralife.com

Integra to Complete Tax-Free Spin-off of SeaSpine on July 1, 2015

Declares Record Date of June 19, 2015

and Share Distribution Date of July 1, 2015

Plainsboro, New Jersey / June 9, 2015 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today announced that the Board of Directors of Integra has approved the separation of SeaSpine Holdings Corporation (“SeaSpine”) from Integra in the form of a tax-free dividend involving the distribution of all outstanding shares of SeaSpine common stock to holders of Integra common stock. Under the terms of the distribution:

•	SeaSpine common stock will be distributed on July 1, 2015 to Integra stockholders of record as of 5:00 p.m., Eastern Time, on June 19, 2015, the record date for the distribution.

•	Integra stockholders will receive one share of SeaSpine common stock for every three shares of Integra common stock held by such holders.

Immediately after the distribution is completed, SeaSpine will be an independent, publicly traded company, and “regular-way” trading of SeaSpine’s common stock will begin the first trading day after the completion of the distribution. The SeaSpine stock will be listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “SPNE.” SeaSpine will own and operate Integra’s orthobiologics and spinal fusion hardware business. Neither company will have any ownership interest in the other.

Distribution of SeaSpine Shares to Integra Stockholders

As stated above, Integra stockholders of record as of 5:00 p.m., Eastern Time, on June 19, 2015 (the “record date”) will be entitled to receive one share of SeaSpine common stock for every three shares of Integra common stock held by such holders.

No action is required by Integra stockholders to receive the shares of SeaSpine common stock in the distribution. Integra stockholders will not be required to pay anything for the SeaSpine shares or to surrender any shares of Integra stock. The distribution will be made in book-entry form.

Fractional shares of SeaSpine common stock will not be distributed. Fractional shares of SeaSpine common stock that would otherwise be distributed to Integra stockholders will be aggregated and sold in the public market by the transfer agent. The aggregate net proceeds of these sales will be distributed ratably as cash payments to the stockholders who would otherwise have received fractional interests. These cash payments will be taxable to those stockholders.

Integra expects that, for U.S. federal income tax purposes, the distribution of the SeaSpine stock will be tax-free to Integra and to its stockholders, except for any cash received in lieu of fractional shares.

Trading of Integra and SeaSpine Common Stock

There is currently no market for SeaSpine common stock. SeaSpine expects its common stock to begin trading on a “when-issued” basis shortly before the June 19, 2015 record date under the ticker “SPNEV”. “When-issued” trading of SeaSpine common stock will continue until the distribution occurs. SeaSpine “when-issued” trades will settle after July 1, 2015, with newly issued shares of SeaSpine.

Beginning shortly before the June 19, 2015 record date and continuing through the distribution date, it is expected that there will be two ways to trade Integra common stock – either with or without the right to receive shares of SeaSpine common stock in the distribution. Stockholders who sell their shares of Integra common stock in the “regular-way” market (that is, the normal trading market on the Nasdaq Global Select Market under the symbol “IART”) after the record date and on or prior to the distribution date will be selling their right to receive shares of SeaSpine common stock in connection with the distribution. It is anticipated that stockholders may also trade their shares of Integra common stock ex-distribution (that is, without the right to receive the shares of SeaSpine common stock in the distribution) during that period under the symbol “IARTV”.

Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Integra or SeaSpine common stock prior to the distribution date.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including, among the others described in the Information Statement included in the Form 10, the declaration by the SEC of the effectiveness of the Form 10, the SeaSpine common stock being accepted for listing on NASDAQ, confirmation of the tax-free nature of the transaction and final approval by the Integra board of directors that the distribution remains in the best interest of Integra and its stockholders and that the distribution is still advisable.

Piper Jaffray is acting as financial advisor to Integra in connection with the spinoff of SeaSpine.

About Integra

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies, and spine hardware and orthobiologics. For more information, please visit www.integralife.com

Certain matters contained in this news release concerning the potential spinoff of the orthobiologics and spinal fusion hardware business, the anticipated timing of the spin-off, the tax-free treatment of the transaction, the anticipated management of the business to be spun-off, and the outlook for orthobiologics and spinal fusion hardware business as a separate business constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors, such as each company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; the ability to achieve anticipated growth rates, margins and scale and to execute on our strategy generally; unanticipated changes in business relationships with customers or their purchases from each company; weakness in global or regional economic conditions and financial markets; the ability to achieve satisfactory operating results in the integration of acquired companies; uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur; uncertainties related to each company’s ability to realize the anticipated benefits of the spin-off, including new focus and anticipated growth; the inability to realize the benefits of a simplified structure; the inability to establish or maintain certain business relationships between both companies; disruptions to operations as a result of effecting the spin-off; demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; additional indications and therapeutic applications for medical products, biologics, and medical devices; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the availability of acceptable raw materials and component supply; the ability to enforce company patents; and foreign currency fluctuations, that could delay or negatively impact the proposed transaction or the orthobiologics and spinal fusion hardware business, see Item 1A of the Integra’s Annual Report on Form 10-K for the year ended December 31, 2014 entitled “Risk Factors” and the “Risk Factors” section of SeaSpine’s Registration Statement on Form 10.